EXHIBIT 99.1

Boise Cascade
Investor Relations
1111 West Jefferson Street PO Box 50 Boise, ID 83728
T 208 384 7023 F 208 384 4913

News Release

Investor Relations Contact

Rob McNutt

Office 208 384 7023

For Immediate Release:  August 14, 2007

BOISE ANNOUNCES SECOND QUARTER 2007 FINANCIAL RESULTS

BOISE, Idaho — Boise Cascade Holdings, L.L.C. today reported net income of $28.9 million for the second quarter 2007, compared with net income of $31.2 million for the second quarter 2006 and $10.5 million for the first quarter 2007.  Income from operations for the second quarter 2007 was $48.6 million, compared with $57.8 million in the same period of 2006 and $33.3 million for the first quarter 2007.

“The second quarter results continued to show the strength of our business model in our building products segments, which continued to perform well in a very difficult market environment,” said Tom Stephens, chairman and chief executive officer.  “Our Building Materials Distribution and Wood Products businesses were both solidly profitable despite the continued challenges in the housing market.  Our Paper business earnings were negatively impacted by planned outages at three of our four white paper mills, and our Packaging & Newsprint business operating performance was negatively impacted by lower newsprint prices coupled with high fiber costs.  On the strategic front, we successfully completed the enhancements to our fine paper machine in Wallula, Washington, to allow it to produce both pressure-sensitive papers as well as its historical mix of commodity papers.  We have shipped product to customers for qualification, and initial reports are positive.”

FINANCIAL HIGHLIGHTS

($ in millions)

	2Q 2007	2Q 2006	1Q 2007
Sales	$1,448.4	$1,559.8	$1,321.0
Income from operations	$48.6	$57.8	$33.3
Net income	$28.9	$31.2	$10.5
EBITDA(a)	$91.4	$97.6	$73.9

(a) For reconciliation of net income to EBITDA, see "Segment Information" in the financial section.

Sales

Sales for the second quarter 2007 were $1.4 billion, compared to $1.6 billion in the second quarter 2006 and $1.3 billion in the first quarter 2007.  Year-over-year sales were lower in both our Building Materials Distribution and Wood Products segments offset, in part, by sales increases in both our Paper and Packaging & Newsprint segments.

Comparing the second quarter 2007 to the same period of 2006, Building Materials Distribution segment sales decreased 13% due to lower sales volumes and lower commodity sales prices.  Wood Products segment sales were down 11% due primarily to lower sales volumes and prices for engineered wood and plywood and lower sales prices for lumber.  Paper segment sales were up 5% over the same period in 2006 due to higher sales prices offset, in part, by lower sales volumes for many of our paper grades.  Packaging & Newsprint segment sales increased 1% due to higher corrugated container and sheet and linerboard sales prices offset, in part, by lower newsprint prices.

Income From Operations

Income from operations decreased 16% in the second quarter 2007 to $48.6 million from $57.8 million in second quarter 2006.  Segment income decreased in both Building Materials Distribution and Wood Products driven by softer housing markets.  Segment income decreased in Paper due primarily to planned shutdowns.  Packaging & Newsprint segment income decreased primarily due to softer newsprint markets and tight fiber markets.

Comparing second quarter 2007 with second quarter 2006, segment income in Building Materials Distribution decreased $4.9 million, from $25.3 million in 2006 to $20.4 million, due primarily to lower sales volumes and lower commodity sales prices offset, in part, by lower purchased materials costs.  Segment income in Wood Products decreased $1.5 million, from $17.2 million in the second quarter 2006 to $15.7 million in the second quarter 2007, due primarily to lower sales prices, coupled with higher conversion costs, offset in part, by lower wood costs.  Paper segment income decreased $1.5 million, from $14.7 million in second quarter 2006 to $13.2 million in second quarter 2007, due primarily to higher costs related to planned outages for maintenance and capital projects and lower sales volumes offset, in part, by higher sales prices.  Packaging & Newsprint segment income decreased $11.1 million, from $13.4 million in second quarter 2006 to $2.3 million, due primarily to lower newsprint prices, coupled with higher fiber costs, offset in part, by higher linerboard and corrugated container and sheet prices.

About Boise Cascade

Boise, headquartered in Boise, Idaho, manufactures engineered wood products, plywood, lumber, and particleboard and distributes a broad line of building materials, including wood products manufactured by the company.  Boise also manufactures a wide range of specialty and premium papers, including imaging papers for the office and home and papers for pressure-sensitive applications, as well as printing and converting papers, containerboard and corrugated boxes, newsprint, and market pulp.  Visit Boise’s website at www.bc.com.

Webcast and Conference Call

Boise will host an audiovisual webcast and conference call on Wednesday, August 15, 2007, at 11:00 a.m. Eastern, at which time we will review the company’s recent performance.  You can join the webcast through the Boise website. Go to http://www.bc.com and click on the link to the webcast under the News & Events heading.  Slides will be posted 15 minutes before the beginning of the webcast.  Please go to the website at least 15 minutes before the start of the webcast to register and to download and install any necessary audio software.  To join the conference call, dial (800) 374-0165 (international callers should dial (706) 634-0995) at least 10 minutes before the start of the call.

The archived webcast will be available in News & Events (link in the About Boise section) of Boise’s website.  A replay of the conference call will be available from August 15 at 12:00 noon Eastern through September 15 at 11:59 p.m. Eastern.  Playback numbers are (800) 642-1687 for U.S. calls and (706) 645-9291 for international calls, and the passcode will be 10972623.

Basis of Presentation

We present our consolidated financial statements in accordance with generally accepted accounting principles (GAAP).  Our earnings release also supplements the GAAP presentations by reflecting EBITDA.  EBITDA represents income (loss) before interest (interest expense, interest income, and change in fair value of interest rate swaps), income tax provision (benefit), and depreciation, amortization, and depletion.  EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments.  We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties in the evaluation of companies with substantial financial leverage.  We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance.  For example, we believe that the inclusion of items such as taxes, interest expense, and interest income distorts management’s ability to assess and view the core operating trends in our segments.  EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.  The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, change in the fair value of interest rate swaps, and associated significant cash requirements; and the exclusion of depreciation, amortization, and depletion, which represent significant and unavoidable operating costs, given the level of our indebtedness and the capital expenditures needed to maintain our businesses.  Management compensates for these limitations by relying on our GAAP results.  Our measures of EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This news release may contain statements that are “forward looking” within the Private Securities Litigation Reform Act of 1995.  These statements speak only as of the date of this press release.  While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income

(unaudited, in thousands)

	Three Months Ended
	June 30			March 31,
	2007		2006 (a)	2007
Sales
Trade	$1,288,921		$1,415,784	$1,163,173
Related parties	159,477		144,005	157,795
	1,448,398		1,559,789	1,320,968
Costs and expenses
Materials, labor, and other operating expenses	1,270,294		1,362,517	1,156,899
Depreciation, amortization, and depletion	40,722		38,459	40,360
Selling and distribution expenses	73,620		71,607	68,408
General and administrative expenses	20,210		26,158	19,495
Other (income) expense, net	(5,091	) (b)	3,233	2,546
	1,399,755		1,501,974	1,287,708

Income from operations	48,643		57,815	33,260

Foreign exchange gain	2,020		1,360	242
Change in fair value of interest rate swaps (c)	5,395		—	—
Interest expense (d)	(24,352)		(28,610)	(22,343)
Interest income	642		934	601
	(16,295)		(26,316)	(21,500)

Income before income taxes	32,348		31,499	11,760
Income tax provision	(3,450)		(305)	(1,223)
Net income	$28,898		$31,194	$10,537

Segment Information

(unaudited, in thousands)

	Three Months Ended
	June 30			March 31,
	2007		2006 (a)	2007
Segment sales
Building Materials Distribution	$723,732		$832,700	$608,658
Wood Products	278,658		314,656	253,923
Paper	401,098		381,695	395,034
Packaging & Newsprint	192,933		190,809	193,972
Intersegment eliminations and other	(148,023)		(160,071)	(130,619)
	$1,448,398		$1,559,789	$1,320,968

Segment income (loss)
Building Materials Distribution	$20,386		$25,310	$10,455
Wood Products	15,740		17,190	3,709
Paper	13,198		14,736	18,026
Packaging & Newsprint	2,337		13,383	8,083
Corporate and Other	(998	) (b)	(11,444)	(6,771)
	50,663		59,175	33,502

Change in fair value of interest rate swaps (c)	5,395		—	—
Interest expense (d)	(24,352)		(28,610)	(22,343)
Interest income	642		934	601
Income before income taxes	$32,348		$31,499	$11,760

EBITDA (e)
Building Materials Distribution	$22,246		$27,714	$12,331
Wood Products	23,309		23,860	10,993
Paper	29,311		30,189	34,599
Packaging & Newsprint	16,228		26,068	21,495
Corporate and Other	291	(b)	(10,197)	(5,556)
	$91,385		$97,634	$73,862

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income

(unaudited, in thousands)

	Six Months Ended
	June 30
	2007		2006 (a)
Sales
Trade	$2,452,094		$2,753,282
Related parties	317,272		276,770
	2,769,366		3,030,052
Costs and expenses
Materials, labor, and other operating expenses	2,427,193		2,673,329
Depreciation, amortization, and depletion	81,082		75,116
Selling and distribution expenses	142,028		142,684
General and administrative expenses	39,705		47,620
Other (income) expense, net	(2,545	) (b)	1,108 (b)
	2,687,463		2,939,857

Income from operations	81,903		90,195

Foreign exchange gain	2,262		1,739
Change in fair value of interest rate swaps (c)	5,395		—
Interest expense (d)	(46,695)		(58,786)
Interest income	1,243		1,538
	(37,795)		(55,509)

Income before income taxes	44,108		34,686
Income tax provision	(4,673)		(1,523)
Net income	$39,435		$33,163

Segment Information

(unaudited, in thousands)

	Six Months Ended
	June 30
	2007		2006 (a)
Segment sales
Building Materials Distribution	$1,332,390		$1,594,546
Wood Products	532,581		627,295
Paper	796,132		752,059
Packaging & Newsprint	386,905		369,596
Intersegment eliminations and other	(278,642)		(313,444)
	$2,769,366		$3,030,052

Segment income (loss)
Building Materials Distribution	$30,841		$43,901
Wood Products	19,449		36,013
Paper	31,224		15,529
Packaging & Newsprint	10,420		14,252
Corporate and Other	(7,769	) (b)	(17,761	) (b)
	84,165		91,934

Change in fair value of interest rate swaps (c)	5,395		-
Interest expense (d)	(46,695)		(58,786)
Interest income	1,243		1,538
Income before income taxes	$44,108		$34,686

EBITDA (e)
Building Materials Distribution	$34,577		$48,653
Wood Products	34,302		49,000
Paper	63,910		45,599
Packaging & Newsprint	37,723		39,009
Corporate and Other	(5,265	) (b)	(15,211	) (b)
	$165,247		$167,050

Summary Notes to Consolidated Statements of Income and Segment Information

The Consolidated Statements of Income, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2006 Annual Report on Form 10-K.  Net income for all periods presented involved estimates and accruals.

(a)          In January 2007, we adopted Financial Accounting Standards Board Staff Position (FSP) No. AUG AIR-1, Accounting for Planned Major Maintenance Activities.  Prior to adopting this FSP, we charged planned shutdown maintenance costs in our Paper and Packaging & Newsprint segments to income (loss) ratably over the year.  The FSP prohibits this and as a result, we recast our 2006 interim financial information using the direct expense method.  The FSP increases the volatility of earnings in the period a planned shutdown occurs, but it has no impact on our annual results of operations.  For the three and six months ended June 30, 2006, income increased (decreased) by the following amounts:

	Three Months	Six Months
	Ended	Ended
	June 30, 2006
	(unaudited, in thousands)

Paper	$(1,777)	$1,584
Packaging & Newsprint	(460)	(1,911)
	$(2,237)	$(327)

(b)         The three and six months ended June 30, 2007, includes a $4.4 million gain for changes in our retiree healthcare programs. The six months ended June 30, 2006, includes a $3.7 million gain for changes in our retiree healthcare programs.

(c)          Includes the change in the fair value of interest rate swaps related to the anticipated repayment of our senior unsecured floating-rate notes, when they become callable at par in October 2007.

(d)         The three and six months ended June 30, 2007, includes the write-off of $1.8 million of deferred financing costs resulting from the repayment of our Tranche D term loan and reduction in borrowing capacity under our revolving credit facility.

(e)          EBITDA represents income before interest (interest expense, interest income, and change in fair value of interest rate swaps), income taxes, and depreciation, amortization, and depletion.  The following table reconciles net income to EBITDA for the three months ended June 30, 2007 and 2006, and March 31, 2007:

	Three Months Ended
	June 30		March 31,
	2007	2006 (a)	2007
	(unaudited, in thousands)

Net income	$28,898 (b)	$31,194	$10,537
Change in fair value of interest rate swaps (c)	(5,395)	—	—
Interest expense (d)	24,352	28,610	22,343
Interest income	(642)	(934)	(601)
Income tax provision	3,450	305	1,223
Depreciation, amortization, and depletion	40,722	38,459	40,360
EBITDA	$91,385	$97,634	$73,862

The following table reconciles net income to EBITDA for the six months ended June 30, 2007 and 2006.

	Six Months Ended
	June 30
	2007	2006 (a)
	(unaudited, in thousands)

Net income	$39,435 (b)	$33,163	(b)
Change in fair value of interest rate swaps (c)	(5,395)	—
Interest expense (d)	46,695	58,786
Interest income	(1,243)	(1,538)
Income tax provision	4,673	1,523
Depreciation, amortization, and depletion	81,082	75,116
EBITDA	$165,247	$167,050

Boise Cascade Holdings, L.L.C.

Consolidated Balance Sheets

(unaudited, in thousands)

	June 30,	December 31,
	2007	2006
ASSETS

Current
Cash and cash equivalents	$74,837	$45,169
Receivables
Trade, less allowances of $1,525 and $1,734	397,196	327,138
Related parties	47,376	37,986
Other	12,522	19,027
Inventories	638,029	640,826
Other	17,540	13,027
	1,187,500	1,083,173
Property
Property and equipment, net	1,472,888	1,462,315
Fiber farms and timber deposits	42,509	40,492
	1,515,397	1,502,807

Deferred financing costs	29,195	31,474
Goodwill	21,846	21,846
Intangible assets, net	35,168	37,507
Other assets	26,497	28,390
Total assets	$2,815,603	$2,705,197

Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets (continued)

(unaudited, in thousands, except for equity units)

	June 30,	December 31,
	2007	2006
LIABILITIES AND CAPITAL

Current
Short-term borrowings	$—	$3,200
Current portion of long-term debt	5,250	—
Accounts payable	386,310	341,201
Accrued liabilities
Compensation and benefits	82,901	93,287
Interest payable	11,785	11,847
Other	45,578	54,600
	531,824	504,135
Debt
Long-term debt, less current portion	1,238,438	1,213,900

Other
Compensation and benefits	126,344	111,676
Other long-term liabilities	38,465	36,642
	164,809	148,318
Redeemable equity units
Series B equity units – 16,995,889 and 17,107,889 units outstanding	17,365	17,477
Series C equity units – 39,527,950 and 39,576,540 units outstanding	7,984	6,434
	25,349	23,911
Commitments and contingent liabilities

Capital
Series A equity units – no par value; 66,000,000 and 66,000,000 units authorized and outstanding	75,421	78,290
Series B equity units – no par value; 550,000,000 and 550,000,000 units authorized; 530,356,601 and 530,356,601 units outstanding	765,681	724,988
Series C equity units – no par value; 44,000,000 and 44,000,000 units authorized	14,081	11,655
Total capital	855,183	814,933
Total liabilities and capital	$2,815,603	$2,705,197

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Six Months Ended
	June 30
	2007	2006
Cash provided by (used for) operations
Net income	$39,435	$33,163
Items in net income not using (providing) cash
Depreciation, depletion, and amortization of deferred financing costs and other	82,260	77,567
Related-party interest expense	—	8,922
Deferred income taxes	1,913	—
Pension and other postretirement benefit expense	12,538	13,977
Gain on changes in retiree healthcare programs	(4,367)	(3,741)
Change in fair value of interest rate swaps	(5,395)	—
Management equity units expense	1,550	1,965
Other	(2,319)	(90)
Decrease (increase) in working capital, net of acquisitions
Receivables	(73,658)	(69,188)
Inventories	(365)	(18,820)
Prepaid expenses	(1,456)	(2,465)
Accounts payable and accrued liabilities	22,336	36,498
Pension and other postretirement benefit payments	(524)	(463)
Current and deferred income taxes	1,712	4,263
Other	3,959	1,484
Cash provided by operations	77,619	83,072

Cash provided by (used for) investment
Expenditures for property and equipment	(89,913)	(71,344)
Acquisitions of businesses and facilities	—	(42,549)
Sales of assets	16,903	27,744
Other	1,291	1,737
Cash used for investment	(71,719)	(84,412)

Cash provided by (used for) financing
Issuances of long-term debt	705,000	238,300
Payments of long-term debt	(675,212)	(259,100)
Short-term borrowings	(3,200)	—
Note payable to related party, net	—	(1,139)
Proceeds from changes to interest rate swaps	2,848	25,620
Tax distributions to members	(2,753)	(10,725)
Other	(2,915)	132
Cash provided by (used for) financing	23,768	(6,912)

Increase (decrease) in cash and cash equivalents	29,668	(8,252)

Balance at beginning of the period	45,169	88,171

Balance at end of the period	$74,837	$79,919